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                                                                     EXHIBIT 1.1

                                                         Draft--February 7, 1997

                              [1,878,200 Shares]

                         CARIBINER INTERNATIONAL, INC.
                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)


                               PURCHASE AGREEMENT
                               ------------------


                                                                          [Date]


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ALEX. BROWN & SONS INCORPORATED
FURMAN SELZ LLC
SCHRODER WERTHEIM & CO. INCORPORATED

  as Representatives of the several
  Underwriters named in Schedule A hereto
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    North Tower
    World Financial Center
    New York, NY  10281-1209

Dear Sirs:

          Caribiner International, Inc., a Delaware corporation (the
"Company") and the indirect beneficial owner of all of the outstanding capital stock of Caribiner, Inc., a New York corporation ("Caribiner"), and the selling stockholders listed on Schedule B hereto (collectively, the "Selling Stockholders," and each, a "Selling Stockholder"), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated ("Alex. Brown"), Furman Selz LLC ("Furman Selz"), and Schroder Wertheim & Co. Incorporated ("Schroder Wertheim") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch, Alex. Brown, Furman Selz, and Schroder Wertheim are acting as representatives (in such capacity, Merrill Lynch, Alex. Brown, Furman Selz and Schroder Wertheim shall hereinafter be referred to as the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock, par value

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$.01 per share, of the Company (the "Common Stock") set forth in Schedule B hereto opposite the name of the Company, (ii) the sale by the Selling Stockholders and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth in said Schedule B hereto opposite the name of each Selling Stockholder, and (iii) the grant by the Company and Raymond S. Ingleby ("Ingleby") to the Underwriters, acting severally and not jointly, of the options described in Section 2(b) hereof to purchase all or any part of the Underwriters' pro rata portion of [81,730] and [200,000] additional shares of Common Stock from the Company and Ingleby, respectively, to cover over-allotments, if any. The aforesaid shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [281,730] shares of Common Stock subject to the options described in Section 2(b) hereof (the "Option Securities") that may be purchased by the Underwriters are collectively hereinafter called the "Securities."

          Prior to the purchase and public offering of the Securities by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Stockholders (or their attorney-in-fact) and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement (the "Representation Date"), this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-18327), including the related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434(d) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented

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pursuant to the 1933 Act, are hereinafter referred to as the "Registration
Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462(b) Registration Statement"), then any reference to the "Registration Statement" herein shall be deemed to include both the registration statement referred to above (No. 333-18327) and the Rule 462(b) Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

          The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered. The price per share for the Securities to be purchased by the Underwriters pursuant to this Agreement will be determined in the manner set forth in the Pricing Agreement.

          SECTION 1. Representations and Warranties. (a) Each of the Company and Caribiner represents and warrants to each of the Underwriters as of the date hereof and as of the Representation Date as follows:

          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Securities

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     that differs from the Prospectus on file at the Commission at the time the
     Registration Statement becomes effective, in which case at the time such prospectus is first provided to the Underwriters for such use) and at Closing Time (as hereinafter defined) and at each Date of Delivery referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus (the "Underwriters' Information"). The Company and each of the Selling Stockholders acknowledge for all purposes under this Agreement that the statements set forth in the first and second sentences of the last paragraph of text on the cover page of the Prospectus and the first paragraph of text (but only as it relates to the Underwriters), the chart following the first paragraph of text, and the second, third and fifth paragraphs of text appearing under the caption "Underwriting" in the Prospectus constitute the entirety of the Underwriters' Information and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement with any party other than the Underwriters.

          (ii) The accountants who certified the financial statements (and supporting schedules, if any) included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) The financial statements, including the notes thereto (and supporting schedules, if any), included in the Registration Statement and the Prospectus comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and present fairly the financial position of the Company and its consolidated subsidiaries, SCH International Limited ("SCH") and its consolidated subsidiaries, and Total Audio Video Services ("TAVS") at the dates indicated and the statements of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries, profit and loss account and cash flow

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     statement of SCH and its consolidated subsidiaries, and statement of operations and divisional equity and statement of cash flows of TAVS for the periods specified (subject, in the case of unaudited financial statements, to customary year-end adjustments); said financial statements, in the case of the Company and its consolidated subsidiaries, and TAVS, have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved and, in the case of SCH and its consolidated subsidiaries have been prepared in conformity with accounting principles generally accepted in the United Kingdom applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no Material Adverse Effect (as defined in clause (d) of this Section 1), whether or not arising in the ordinary course of business, (B) there have not been any transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; the

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     Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York, and the Company is duly registered or qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such registration or qualification or good standing is required, whether by reason of the ownership or leasing of property, the conduct of business or otherwise, except where the failure to so register or qualify or be in good standing would not have a Material Adverse Effect.

          (vi) Each of Caribiner, Ingleby Holding Corp. ("IHC"), Entertainment Trademark Consultants, Inc. ("ETC"), Caribiner Holdings (UK) Limited ("CHUK"), SCH, Spectrum Communications Limited ("SCL") and Mark Wallace Associates ("MWA," and together with Caribiner, IHC, CHUK, SCH and SCL, the "Material Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as may be described in the Prospectus, and is duly registered or qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such registration or qualification or good standing is required, whether by reason of the ownership or leasing of property, the conduct of business or otherwise, except where the failure to so register or qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each of the Material Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by the Company, except in the case of (i) Caribiner, which is owned by the
                                            -
     Company 83% through ETC and IHC and 17% directly, (ii) IHC, which is owned
                                                        --
     by the Company 7% through ETC and 93% directly, (iii) SCH, which is owned
                                                      ---
     by the Company through CHUK, and (iv) MWA and SCL which are owned by the
                                       --
     Company through CHUK and its wholly-owned subsidiary SCH, free and clear of any security interests, mortgages, pledges, liens, encumbrances, claims or equities; none of the outstanding shares of capital stock or limited liability company interests, as the case may be, of any of the Material Subsidiaries was issued in violation of the preemptive or similar rights, if any, of any stockholder of any such corporation or limited liability company, as the case may be, arising by operation of law, under the charter or by-laws or equivalent organizational documents of any such Material Subsidiary or under any

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     agreement to which the Company or such Material Subsidiary is a party. The only subsidiaries of the Company are the subsidiaries listed on Schedule D attached hereto. Except for the shares of capital stock or limited liability company interests, as the case may be, of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Prospectus. None of the subsidiaries of the Company other than the Material Subsidiaries has assets or liabilities or conducts business, which singly or in the aggregate are material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company conducts substantially all of its business and derives substantially all of its revenue through Caribiner, MWA, and SCL.

          (vii) Caribiner has the corporate power and authority to enter into and perform its obligations under this Agreement.

          (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement); the shares of issued and outstanding Common Stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights, if any, of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company, or under any agreement to which the Company or any of its subsidiaries is a party. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Common Stock of the Company conforms to all statements relating thereto contained in the Prospectus; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities being sold by the Company hereunder is not subject to

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     preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party.

          (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, or in default (the term "default", as used in this Agreement, includes an actual default and an event or circumstance which with notice or lapse of time or both would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, license, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which default could reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and (in the case of the Company) the Pricing Agreement, the issuance and delivery by the Company of the Securities and the consummation of the transactions contemplated herein, therein and in the Registration Statement, and compliance by the Company and Caribiner with their obligations hereunder and thereunder (including the use of the proceeds from the sale of the Securities by the Company as described in the Prospectus under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action of the Company and Caribiner and do not and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any tax, lien, charge or other encumbrances (together, "Encumbrances") upon the Securities or any revenues, property or assets of the Company or any of its subsidiaries (including, without limitation, Caribiner) pursuant to any treaty, law, rule, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree or any contract, indenture, mortgage, loan agreement, note, license, lease or other instrument or agreement to which the Company or any of its subsidiaries (including, without limitation, Caribiner) is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries (including, without limitation, Caribiner) is subject, which conflict, breach, default or Encumbrance could reasonably be expected to have a Material Adverse Effect, nor will such action result in

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     any violation of the provisions of the instruments providing for the organization or governance of the Company or any of its Material Subsidiaries (including, without limitation, Caribiner) or any of their respective assets or properties or any treaty, law, rule, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree, which violation could reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (x) There is no action, suit, proceeding or rule-making before or by any court or governmental agency or body in any jurisdiction, now pending, or, to the knowledge of the Company and Caribiner, threatened, against or affecting the Company or any of its subsidiaries (including, without limitation, Caribiner), that is required to be disclosed in the Registration Statement (other than as may be disclosed therein), or which, alone or taken together with all such actions, suits, proceedings and rule-makings, could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, (and in the case of Company) the Pricing Agreement or the performance by the Company and Caribiner of their respective obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect. There are no contracts, licenses, loan agreements, leases or other instruments or documents that are required to be described in or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been described in or filed as exhibits to the Registration Statement as so required (including filings deemed made by incorporation by reference).

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          (xi)  The Company and its subsidiaries own, possess, or are licensed or otherwise have the full right to use, or can acquire on reasonable terms, the material trademarks, service marks, trade names, patents, patent rights, licenses, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) presently employed by them in connection with the business as now operated by them or reasonably necessary in order to conduct such business; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the foregoing, or of invalidity or inadequacy, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

          (xii) The Company and its subsidiaries possess such licenses, certificates, authorities, permits, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate regulatory agencies or bodies of each and every applicable jurisdiction as are necessary to conduct the business as now operated by them except for such Governmental Licenses the lack of which could not be reasonably expected to have a Material Adverse Effect; all such Governmental Licenses are in full force and effect and the Company and its subsidiaries are in all material respects complying therewith except where the failure so to comply could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to have a Material Adverse Effect.

          (xiii) The Company and its subsidiaries are in compliance with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction, the enforcement of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (xiv) The Company and its subsidiaries have good and marketable title to all real property and good and valid title to all other property and assets owned by them free and clear of all mortgages, pledges,

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     Encumbrances and defects, except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all properties (real and personal) and premises held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases, in each case free and clear of all Encumbrances and defects, except such Encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such properties by the Company or any of its subsidiaries.

          (xv) The Company and its subsidiaries have filed all material federal, state, local and foreign tax returns required to have been filed by them or appropriate extensions for such filings have been obtained as required by law, and have paid all taxes required to be paid by any of them and all assessments, fines, penalties and other governmental charges or levies made against them, except any such tax, assessment, fine or penalty as is not yet due or is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xvi) No labor dispute with any group of employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company or any of its subsidiaries which could be reasonably expected to have a Material Adverse Effect.

          (xvii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any governmental authority, agency or body is necessary or required for the performance by the Company and Caribiner of their respective obligations hereunder or the consummation of the transactions contemplated by this Agreement and (in the case of the Company) the Pricing Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations, and which have been obtained or made or will have been obtained or

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     made prior to Closing Time and are or will be at Closing Time in full force and effect or foreign or state securities or Blue Sky laws (as to which no representation or warranty is made).

          (xviii) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any shares of capital stock or limited liability company interests, as the case may be, of any of its subsidiaries or any security convertible into or exchangeable for capital stock of the Company or capital stock or limited liability company interests, as the case may be, of any of its subsidiaries.

          (xix) The Company is not, and upon the issuance and sale by the Company of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Except as may be described in the Registration Statement, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manu facture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except such violations as could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) to the best of the Company's knowledge, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws in any jurisdiction, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (xxi) The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"). The Company has been advised that the Securities have been approved for listing on the NYSE, upon official notice of issuance thereof.

          (xxii) The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as it reasonably believes are sufficient to cover potential losses or damages, and all such insurance is in full force and effect.

          (xxiii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiv) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder's fee or any other similar fee, commission or payment as a result of the transactions contemplated by this Agreement.

          (xxv) Neither the Company nor any of its subsidiaries (i) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) has since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Securities, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxvi) Except as described in the Registration Statement and the Prospectus, no person has registration or similar rights to have any securities of the Company registered by the Company under the 1933 Act pursuant to the filing of the Registration Statement or otherwise.

          (xxvii) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

          (xxviii) The Company has obtained and delivered to the Representatives the agreements of the persons and entities named in Schedule C annexed hereto to the effect that each such person or entity, as the case may be, will not, for a period of 90 days from the date of the Prospectus and except as otherwise provided therein, without Merrill Lynch's prior written consent, directly or indirectly sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any shares of capital stock of the Company (including, without limitation, Common Stock) or any security that represents or is convertible or exchangeable into or exercisable for or that otherwise represents the right (contingent or otherwise) to receive capital stock of the Company (including, without limitation, Common Stock) owned by such person or entity or with respect to which such person or entity has the power of disposition, or cause the Company to file a registration statement under the 1933 Act with respect to any of the foregoing.

          (xxix) This Agreement has been, and on the Representation Date the Pricing Agreement will have been, duly authorized, executed and delivered by the Company; and this Agreement has been duly authorized, executed and delivered by Caribiner.

          (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Representation Date as follows:

          (i) All authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Pricing Agreement, and the sale and delivery of the shares of Common Stock to be sold by such Selling

     Stockholder hereunder and thereunder (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities or Blue Sky laws or the securities laws of other applicable jurisdictions), have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and the Pricing Agreement, a Power of Attorney and Custody Agreement and to sell, transfer and deliver the shares of Common Stock to be sold by such Selling Stockholder hereunder and thereunder.

          (ii) The execution and delivery of this Agreement and the Pricing Agreement, the sale and delivery of the shares of Common Stock to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein and thereby have been duly authorized by all necessary action, corporate or otherwise, of such Selling Stockholder and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Encumbrances upon the shares of Common Stock to be sold by such Selling Stockholder pursuant to, any contract, indenture, mortgage, loan agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument or constituent documents of such Selling Stockholder, if any, or any treaty, law, administrative regulation, judgement or order of any governmental agency or body or any administrative or court decree applicable to such Selling Stockholder.

          (iii) Such Selling Stockholder has and will have at the Closing Time referred to in Section 2 hereof good and marketable title to the shares of Common Stock to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, Encumbrances, claim or equity other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the shares of Common Stock to be sold by such Selling Stockholder under this Agreement; and upon delivery of such shares of Common Stock and payment of the purchase price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to the shares of Common Stock purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, Encumbrances, claim or equity.

          (iv) Certificates in negotiable form for all shares of Common Stock to be sold by such Selling Stockholder hereunder have been placed in custody with the Custodian by or for the benefit of such Selling Stockholder for the purpose of effecting delivery by such Selling Stockholder hereunder.

          (v) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any governmental authority or body is necessary or required under the law of any applicable jurisdiction for the performance by such Selling Stockholder of its obligations hereunder or in connection with the issuance and sale of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement and the Pricing Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or Blue Sky laws (as to which no representation or warranty is made).

          (vii) Such Selling Stockholder and its obligations under this Agreement are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right of immunity, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement, and to the extent that such Selling Stockholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any jurisdiction in which proceedings may at any time be commenced, such Selling Stockholder has effectively waived such right and consented to such relief and enforcement pursuant to Section 14 of this Agreement.

          (viii) No stamp duty or similar tax or duty is payable by or on behalf of the Underwriters in connection with the sale and delivery by such Selling Stockholder of the Securities to be sold by such Selling Stockholder to the Underwriters as contemplated by this Agreement and the Pricing Agreement.

          (ix) The information furnished by or on behalf of such Selling Stockholder to the Company in writing expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which consists solely of the information with respect to such Selling Stockholder set forth in the table and the footnotes under the caption "Principal and Selling Stockholders," in the Prospectus and, in the case of Ingleby, also consists of the information with respect to Ingleby under the captions "Management" and "Certain Relationships and Related Transactions -- Advances to Raymond
     S. Ingleby" in the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; and such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

          (x) During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any capital stock of the Company (including, without limitation, Common Stock) or any security convertible or exchangeable into, or exercisable for, capital stock of the Company (including, without limitation, Common Stock) owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition, other than to the Underwriters pursuant to this Agreement, and will not cause the Company to file a registration statement under the 1933 Act with respect to any of the foregoing.

          (c) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

          (d) As used in this Agreement, the term "Material Adverse Effect" means any material adverse effect on (i) the Company's ability to perform its obligations under this Agreement and the Pricing Agreement or (ii) the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          SECTION 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (1) the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, that portion of the number of Initial Securities set forth in Schedule B opposite the name of the Company which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial Securities; and (2) each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in the Pricing Agreement, that portion of the number of Initial Securities set forth in Schedule B opposite the name of each Selling Stockholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof) bears to the total number of Initial Securities subject, in each case, to such adjustments as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

          (i) If the Company and the Selling Stockholders have elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price per share and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus containing such information will be filed before the Registration Statement becomes effective.

          (ii) If the Company and the Selling Stockholders have elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities shall be determined by agreement among the Company, the Selling Stockholders and the Representatives and, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Stockholders and the Representatives, except that Sections 6 and 7 hereof shall remain in effect. For purposes of this Agreement, the term "business day" means a day on which the NYSE is open for business and the trading of securities thereon is permitted.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and Ingleby hereby grant options to the Underwriters, severally and not jointly, to purchase up to an additional [81,730] and [200,000] shares, respectively, of Common Stock at the price per share set forth in the Pricing Agreement, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The options hereby granted will expire 30 days after the later of (i) the date the Registration Statement becomes effective, if the Company and such Selling Stockholders have elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company and such Selling Stockholders have elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the

Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the options and the time and date of payment for and delivery of such Option Securities. Such time and date of delivery for the Option Securities (the "Date of Delivery") shall be determined by the Representatives, but shall not be, unless otherwise agreed upon by the Representatives and the Company, later than seven full business days after the exercise of said options, and in no event prior to Closing Time, as hereinafter defined. If the options are exercised as to all or any portion of the Option Securities, the Company and Ingleby will sell an aggregate number of Option Securities to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, will purchase an aggregate number of Option Securities from the Company and Ingleby, that portion of the total number of Option Securities as to which options are exercised that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional Securities.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities to be purchased by the Underwriters shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and the Representatives, at 9:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934 (the "1934 Act") (unless postponed in accordance with the provisions of Section 10 hereof) following the date the Registration Statement becomes effective (or, if the Company and the Selling Stockholders have elected to rely upon Rule 430A under the 1933 Act Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the 1934 Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Company, the Selling Stockholders and the Representatives (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of certificates, for such Option Securities shall be made at the above-mentioned offices of Debevoise & Plimpton, or at such other place as shall be agreed upon by the Company and the Representatives, on the Date of Delivery as specified in the notice from the Representatives to the Company. Payment for the Initial Securities shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Stockholders, respectively, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for such Initial Securities to be purchased by them hereunder. Payment for the Option Securities, if any, shall be made to the Company and Ingleby by wire transfer of immediately available funds to bank accounts designated by the Company and Ingleby against delivery to the Representatives for the accounts of the Underwriters of certificates for such Option Securities to be purchased by them hereunder. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing delivered to the Company and such Selling Stockholder at least two business days before Closing Time or the relevant Date of Delivery, as the case may be.

          (d) It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, give a receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities which it has agreed to purchase. Merrill Lynch, Alex. Brown, Furman Selz, and Schroder Wertheim, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose payment has not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available in The City of New York, New York for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Covenants. The Company covenants with each Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective (as and when requested by the Representatives) and, if the Company and the Selling Stockholders elect to rely upon Rule 430A, and subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration

     Statement or any post-effective amendment thereto or of the filing of any supplement to the Prospectus or of any amended Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the initiation of any proceedings for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending such qualification and, in the event of the issuance of a stop order or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending such qualification, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Securities which differ from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) The Company has furnished or will deliver to each of the Representatives and counsel for the Underwriters without charge manually executed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and copies of all consents and certificates of experts) and will also deliver to each of the Representatives as many conformed copies of the Registration Statement originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company and the Selling Stockholders have elected to rely upon Rule 430A, until such time that the Pricing Agreement is executed and delivered), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter without charge, by 12:00 p.m. on the day following the Representation Date and from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or to amend or supplement the Prospectus in order to ensure that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any time to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) The Company generally will make available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of the amended Prospectus, or, if required by such Rule 430A or Rule 434, a post-effective amendment to the Registration Statement (including the amended Prospectus), containing all information so omitted and will use its best efforts to cause any such post-effective amendment to be declared effective as promptly as practicable.

          (i) The Company will use every reasonable effort to maintain the listing of the Common Stock on the NYSE and to effect the listing of the Securities on the NYSE.

          (j) During the period of 90 days from the date hereof, the Company will not, without Merrill Lynch's prior written consent, directly or indirectly sell, offer or contract to sell, grant any option (other than options pursuant to the Company's 1996 Stock Option Plan) for the sale of, or otherwise dispose of, any Common Stock or any security that represents or is convertible or exchangeable into or exercisable for or that otherwise represents the right (contingent or otherwise) to receive capital stock of the Company (including, without limitation, Common Stock, except for Common Stock issued pursuant to this Agreement or pursuant to the Company's "Non-Employee Directors' Stock Plan" (as described in the Prospectus under the caption "Management - Director Compensation"), or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a registration statement (i) on Form S-8 for the shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, and
     (ii) on Form S-3 for up to the [77,256] shares of Common Stock issued in connection with the acquisition by the Company of Lighthouse, Rome and Blumberg (each as defined in the Registration Statement)).

          (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (l) The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act.

          SECTION 4. Payment of Expenses. The Company will pay, or will cause Caribiner to pay, all expenses incident to the performance of the respective obligations of the Company and Caribiner under, and the consummation of the transactions contemplated by, this Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed with the Commission and of each amendment thereto,
(ii) the copying and distribution to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stamp duties, capital duties and stock or other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, (iv) the fees and disbursements of the Company's and Caribiner's counsel, accountants and other advisors, (v) the qualification of the Securities under state or foreign securities or Blue Sky laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with listing the Securities on the NYSE, and (x) the fees and expenses of any registrar or transfer agent. The Company and Caribiner will indemnify and hold harmless the Underwriters against any expenses incurred by or on behalf of the Selling Stockholders.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall, and the Company shall cause Caribiner to, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, Caribiner and the Selling Stockholders herein contained, to the performance by the Company, Caribiner and the Selling Stockholders of their respective obligations hereunder in all material respects, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof (and in the case of the Rule 462(b) Registration Statement, if applicable, not later than 10:00 p.m. on the date hereof), or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If the Company and the Selling Stockholders have elected to rely upon Rule 430A or Rule 434 of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A or Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been filed as promptly as practicable and declared effective in accordance with the requirements of Rule 430A under the 1933 Act Regulations.

          (b) At Closing Time, the Representatives shall have received:

           (1) The favorable opinion, dated as of Closing Time, of Schulte Roth & Zabel, LLP, special counsel for the Company, Caribiner and the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the state of Delaware.

                    (ii) The Company has the corporate power and authority to
               own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement.

                    (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

                    (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement); the shares of issued and outstanding capital stock of the Company (including, without limitation, the Common Stock), including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; no holder of Common Stock is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights, if any, of any stockholder or warrantholder of the Company arising by operation of law, under the charter or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, under any agreement to which the Company or any of its subsidiaries is a party.

                    (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                    (vi) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Stockholders are not subject to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company or, to the best of such counsel's knowledge, any agreement to which the Company is a party.

                    (vii) Each of Caribiner, IHC and ETC (collectively, the "US Material Subsidiaries") has been duly incorporated and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, in the case of Caribiner, to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each such US Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned, by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, Encumbrances, claim or equity; and no holder of any capital stock of any subsidiary is or will be subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder or warrantholder of such US Material Subsidiary arising by operation of law, under the charter or by-laws of such US Material Subsidiary or, to the best of such counsel's knowledge, under any agreement to which the Company or any US Material Subsidiary is a party.

                    (viii) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance by the Company or any US Material Subsidiary of, and no commitments, obligations, plans or arrangements to which the Company or any US Material Subsidiary is a party to issue, any shares of capital stock of the Company or capital stock or limited liability company interests, as the case may be, of any US Material

               Subsidiary or any security convertible into or exchangeable for capital stock of the Company or capital stock or limited liability company interests, as the case may be, of any US Material Subsidiary.

                    (ix) To the best of such counsel's knowledge, except as
               disclosed in or specifically contemplated by the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act; and, to the best knowledge of such counsel, neither the filing of the Registration Statement nor the offering of the Securities as contemplated by this Agreement gives rise to any rights relating to the registration of any securities of the Company.

                    (x) Each of this Agreement and (in the case of the Company)
               the Pricing Agreement has been duly authorized, executed and delivered by the Company and Caribiner.

                    (xi) The Registration Statement is effective under the 1933
               Act; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b), and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and the Prospectus (other than the financial statements and supporting schedules, if any, and other financial information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and, to the best of such counsel's knowledge, all material contracts, licenses, loan agreements, leases or other agreements or instruments which are required to be described in or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations have been described in or filed as exhibits to the Registration Statement as so required.

                    (xiii) The Common Stock conforms, in all material respects, as to matters of law to the description thereof in the Registration Statement and the Prospectus and the form of certificate used to evidence the Common Stock complies with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and by-laws of the Company and with the requirements of the NYSE.

                    (xiv) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or body in the United States, or any state or territory thereof, is necessary or required to be obtained by the Company or Caribiner or (to the best of such counsel's knowledge, without independent inquiry) any of the Selling Stockholders for the performance by the Company, Caribiner and each of the Selling Stockholders of its respective obligations hereunder, or in connection with the offer or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and (in the case of the Company and each of the Selling Stockholders) the Pricing Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                    (xv) The execution, delivery and performance of this Agreement and (in the case of the Company) the Pricing Agreement, the issuance and delivery of the Securities and the consummation of the transactions contemplated herein, therein and in the Registration Statement have been duly authorized by the Company and Caribiner and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Encumbrances upon the Securities or any revenues, property or assets of the Company or any of the US Material Subsidiaries pursuant to any applicable treaty, law, rule, administrative regulation, judgement or order of any governmental agency or body or any administrative or court decree or to the best of such counsel's knowledge (in the case of the Selling Stockholders, without independent inquiry) any contract, indenture, mortgage, loan agreement, note, license, lease or other instrument or agreement to which the Company or any of the US Material Subsidiaries or any of the Selling Stockholders is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the US Material Subsidiaries or any of the Selling Stockholders is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any applicable treaty, law, rule, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree known to such counsel to be applicable to the Company, in each case (except in the case of the Securities) where the conflict, breach, default, imposition, Encumbrances or violation, consid ered alone or taken together with all such other conflicts, breaches, defaults, imposi tions, Encumbrances or violations, could be reasonably expected to have a Material Adverse Effect.

                    (xvi) To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which, singly or in the aggregate, could reasonably be expected to result in any Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and the Pricing Agreement or the performance by the Company of its obligations hereunder or thereunder.

                    (xvii) The information in the Registration Statement and Prospectus under the captions "Description of Capital Stock," "Management" (except "Management-Executive

               Officers, Directors and Key Management Personnel" and "-- Executive Compensation)", "Certain Relationships and Transactions with Related Persons" (except that with respect to "Certain Relationships and Related Transactions with Related Persons-- Advances to Raymond S. Ingleby" such opinion may be to the best of such counsel's knowledge) and "Shares Eligible for Future Sale" and, in the Registration Statement under item 14, to the extent that it constitutes matters of law, summaries of legal matters, legal documents or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects; to the best of such counsel's knowledge, there are no statutes or regulations, and no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries that are required to be described in the Prospectus that are not described as required.

                    (xviii)  The Company is not an "investment company" or an
               entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                    (xix) Each of the Selling Stockholders has duly executed and delivered this Agreement and the Pricing Agreement; each of this Agreement and the Pricing Agreement is a legally valid and binding obligation of each of the Selling Stockholders, enforceable in accordance with its terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and
               (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnity thereunder may be limited by applicable law and public policy.

                    (xx) The shares of Common Stock to be sold by each Selling
               Stockholder under this Agreement (i) are owned of record as set
                                                 -
               forth on Schedule B to this Agreement and (ii) to such counsel's
                                                          --
               knowledge, are beneficially owned as set forth on Schedule B to this Agreement, (with respect to clause (ii) of this paragraph
               (xxi)) free and clear of all Encumbrances, equities or adverse claims within the meaning of the Uniform Commercial Code, other than the interests of the Underwriters hereunder.

                    (xxi) Immediately prior to the Closing Time, the Selling
               Stockholders were the registered owners of the shares of Common Stock to be sold by such Selling Stockholders. Upon transfer of the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Purchase Agreement to Merrill Lynch, as representative of the Underwriters, and, assuming the Underwriters have purchased such shares of Common Stock for value, in good faith and without notice of any adverse claim, then the Underwriters will have acquired such shares of Common Stock free and clear of any adverse claim (within the meaning of Section 8-302 of the New York Uniform Commercial Code). The owner of such shares of Common Stock, if other than such Selling Stockholder, is precluded from asserting against Merrill Lynch, as representative of the Underwriters, the ineffectiveness of any unauthorized endorsement.

               (2) In giving their opinion required by subsection (b)(1) of this
          Section 5, Schulte Roth & Zabel, LLP shall additionally state that no facts have come to its attention which cause it to believe that the Registration Statement (including the information deemed to be a part of the Registration Statement at such time of effectiveness pursuant to Rule 430A(b) or Rule 434) (other than the financial statements and other financial information contained therein, as to which it may express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and other financial information contained therein, as to which it may express no belief), at the Representation Date and Closing Time, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (3) In giving their opinion required by subsection (b)(1)(iv) of this Section 5, Schulte Roth & Zabel, LLP may rely upon the opinion, in form and substance reasonably satisfactory to the Underwriters, of Richards, Layton & Finger, P.A., in which case the opinion shall state that they believe the Underwriters and such counsel are entitled to so rely.

               (4) The favorable opinion, dated the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters. In giving their opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or directors (past or present) of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters; provided that
                                                                   --------
          copies of such certificates have been delivered to the Underwriters.

               (5) The favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, with respect to the matters set forth in paragraphs (i), (v), (x), (xi), (xiii) (solely as to whether the Common Stock conforms as to matters of law in all material respects with the description thereof set forth in the Prospectus) and the first clause only of paragraph (xii) of subsection (b)(1) of this
          Section 5. Debevoise & Plimpton shall also make a statement to the same effect as is required by subsection (b)(2) of this Section 5.

               (6) The favorable opinion, dated the Closing Time, of Wacks Caller Solicitors, special United Kingdom counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, addressing the matters set forth in paragraphs (vii),
          (viii) and (xv) of Subsection (b)(1) of this Section 5, with respect to CHUK, SCH, SCL and MWA.

          (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received (i) a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements contained herein and satisfied all conditions on its part contained herein to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officer's knowledge, threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form used by the Underwriters to confirm sales of the Securities.

          (d) At Closing Time, the Representatives shall have received a certificate of each of the Selling Stockholders, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholders contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and
     (ii) each of the Selling Stockholders has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (e) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter (the "First Accounting Letter"), dated such date, in form and substance satisfactory to the Representatives, substantially in the form of Exhibit B hereto.

          (f) At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be the day prior to Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in paragraph 9 of Exhibit
     B hereto, with respect to certain amounts, percentages and financial information specified by the U.S. Representative(s) and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such paragraph [7].

           (g) At Closing Time the Representatives shall have received from the Company the agreements of the persons and entities named in Schedule C annexed hereto to the effect set forth in Section 1(a)(xxviii) above.

          (h) In the event the Underwriters exercise the options granted in
     Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company and the Selling Stockholders hereunder shall be true and correct as of the Date of Delivery, and the Representatives shall have received:

               (i) a certificate, dated the Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) remains true and correct as of the Date of Delivery;

               (ii) a certificate, dated the Date of Delivery, of each of the Selling Stockholders confirming that the certificate delivered at Closing Time pursuant to Section 5(d) remains true and correct as of the Date of Delivery;

               (iii) the favorable opinion of Schulte Roth & Zabel, LLP, special counsel for the Company, Caribiner and the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b)(1) (including the additional statement required by Section 5(b)(2)) and 5(b)(3), respectively;

               (iv) the favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated the Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b)(4).

               (v) the favorable opinion of Debevoise & Plimpton, counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
          Section 5(b)(5); and

               (vi) the favorable opinion of Wacks Caller Solicitors, special United Kingdom counsel to the Company, dated the Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(b)(6).


               (vii) a letter from Ernst & Young LLP in form and substance reasonably satisfactory to the Underwriters and dated the Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(f) except that any "specified date" in the letter furnished pursuant to this Section 5(h)(vii) shall not be more than five (5) days prior to the Date of Delivery.

          (i) At Closing Time and at the Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the agreements or conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (j) The Securities shall have been approved for listing upon notice of issuance on the NYSE.

          (k) At or prior to Closing Time, the Representatives shall have received from each Selling Stockholder a properly completed and executed United States Treasury Department Form W-9 (or other applicable form statement specified by Treasury Department regulations in lieu thereof).

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or the applicable Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination.

          SECTION 6. Indemnification. (a) Each of the Company and Caribiner agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below. In addition, Ingleby agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below; provided, however, that Ingleby shall not be responsible for the payment of an amount, pursuant to this Section 6, which exceeds the net proceeds received by Ingleby from the sale of the Securities sold by Ingleby pursuant to this Agreement.

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that subject to Section 6(e) below any such settlement is effected with the written consent of the Company (not to be unreasonably withheld); and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred, in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity agreement in this Section 6(a) shall not
--------  -------
apply to any loss, liability, claim, damage or expense (i) to the extent that
                                                        -
such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriters' Information and (ii) with respect to
                                                           --
any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such Underwriter results solely from the fact that such Underwriter sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

       In making a claim for indemnification under this Section 6 (other than pursuant to clause (a)(iii) of this Section 6), or contribution under Section 7, by the Company, Caribiner or Ingleby, the indemnified parties may proceed against either (i) the Company, Caribiner and Ingleby or (ii) the Company and Caribiner only, but may not proceed solely against Ingleby. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court, then, as a precondition to any indemnified party obtaining indemnification or contribution from Ingleby, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company, Caribiner and Ingleby and shall seek to satisfy such Final Judgment in full from the Company and Caribiner by making a written demand upon the Company and Caribiner for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company and Caribiner of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on Ingleby (but only if and to the extent the Company and Caribiner have not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and Caribiner and thereafter obtain payment from Ingleby without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company and Caribiner with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company and Caribiner to immediately satisfy any such Final Judgment if (i) the Company or Caribiner files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company or Caribiner in an involuntary case under the Bankruptcy Code, (iii) the Company or Caribiner makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or Caribiner or a substantial portion of either of their assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company, Caribiner or Ingleby before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company and Caribiner by making a written demand upon the Company and Caribiner for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company and Caribiner of such demand shall any indemnified party have the right to receive reimbursement of such expenses from Ingleby by making written demand directly on Ingleby (but only if and to the extent the Company and Caribiner have not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company and Caribiner or, having made written demand therefor, to wait such 45 days after failure by the Company and Caribiner to immediately reimburse such expenses if (i) the Company or Caribiner files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company or Caribiner in an involuntary case under the Bankruptcy Code, (iii) the Company or Caribiner makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or Caribiner or a substantial portion of either of their assets.]

       (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against (i) any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but, in the case of each Selling Stockholder, only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use therein; provided, however, that
                                                       --------  -------
this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (i) to the extent that such loss, liability, claim, damage or expense
            -
arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriters' Information and (ii) with respect to any preliminary prospectus to the extent that any such
     --
loss, liability, claim, damage or expense of such Underwriter results solely from the fact that such Underwriter sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus; and provided
                                                                 --------
further, that no Selling Stockholder shall be required to indemnify any
-------
Underwriter for any amount in excess of the net proceeds received by such Selling Stockholder from the Underwriters in connection with the sale of such Selling Stockholder's Common Stock as contemplated by this Agreement.

       (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Selling Stockholders against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Underwriters' Information.

       (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld (provided, that for purposes of this paragraph only, reasonableness shall be evaluated in light of the factors identified in clauses (i) and (ii) below), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party specifying the basis for its claim that the unpaid balance is unreasonable, in each case prior to the date of such settlement.

       (f) The provisions of this Section shall not affect any agreement between the Company, Caribiner and Ingleby and the other Selling Stockholders with respect to indemnification.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Caribiner and Ingleby and each of the other Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement (if such indemnified party is an Underwriter) or by the indemnifying parties on the one hand and such indemnified party on the other from the offering of the Securities (if such indemnified party is not an Underwriter) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Caribiner, Ingleby and each of the other Selling Stockholders on the one hand and of the Underwriters on the other hand (if such indemnified party is an Underwriter) or of the indemnifying parties on the one hand and such indemnified party on the other (if such indemnified party is not an Underwriter) in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, Caribiner and Ingleby and each of the other Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, Caribiner and Ingleby and each of the other Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus or as calculated by reference to Schedule B to this Agreement and the cover of the Prospectus, as the case may be, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, Caribiner, and Ingleby and each of the other Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Caribiner, or Ingleby or any of the other Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Caribiner, Ingleby and each of the other Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and
(ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the net proceeds received by it from the Underwriters in connection with the sale of such Selling Stockholder's Common Stock as contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

       The provisions of this Section 7 shall not affect any agreement among the Company, Caribiner and Ingleby and each of the other Selling Stockholders with respect to contribution.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates (i) of officers of the Company or (ii) of any of the Selling Stockholders (or their Attorney-In-Fact) submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any of the Selling Stockholders and shall survive delivery of the Securities to the Underwriters.

       SECTION 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company and each of the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by any of the Federal or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

       (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination.

       SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

       (a) if the number of Defaulted Securities does not exceed 10% of the Securities to be purchased by the Underwriters on such date, each of the non-defaulting Underwriters, severally and not jointly, shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

       (b) if the number of Defaulted Securities exceeds 10% of the Securities to be purchased by the Underwriters on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

       No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, the Representatives, the Company or any of the Selling Stockholders shall have the right to postpone Closing Time or the Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or agreements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

       SECTION 11. Default by the Selling Stockholders or the Company. If the Company or any of the Selling Stockholders shall fail at Closing Time or on a Date of Delivery to sell and deliver the number of Securities which the Company or any of the Selling Stockholders is obligated to sell hereunder, then the Underwriters may, at their option, by notice from the Representatives to each of the Selling Stockholders and the Company, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party or (b) elect to purchase the Securities which the non-defaulting parties have agreed to sell hereunder.

       In the event of a default by any of the Selling Stockholders or the Company as referred to in this Section 11, the Representatives or the non-defaulting sellers shall have the right to postpone Closing Time or the Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

       No action taken pursuant to this Section 11 shall relieve any of the Selling Stockholders or the Company so defaulting from liability, if any, in respect of such default.

        SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the

Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, N.Y. 10281-1201, attention Syndicate Operations, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, attention of Michael W. Blair; notices to the Company shall be directed to it at Caribiner International, Inc., 16 West 61st Street, New York, New York 10023-7604 attention of Arthur F. Dignam, with a copy to Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, attention of Burton Lehman; and notices to any of the Selling Stockholders shall be directed to them c/o Caribiner International, Inc., 16 West 61st Street, New York, New York 10023-7604.

        SECTION 13. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14. Waiver of Immunities. To the extent that any of the Selling Stockholders or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to any of the Selling Stockholders, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Selling Stockholders, or any other matter under or arising out of or in connection with this Agreement, each of the Selling Stockholders hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

        SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company, Caribiner, Raymond S. Ingleby, Arthur F. Dignam and Mark M. Cohen a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, Caribiner and each of the Selling Stockholders in accordance with its terms.

                                    Very truly yours,

                                    CARIBINER INTERNATIONAL, INC.


                                    By:
                                        ---------------------------------
                                         Name:
                                         Title:

                                    CARIBINER, INC.


                                    By:
                                        ---------------------------------
                                         Name:
                                         Title:


                                    -------------------------------------
                                    Mark M. Cohen


                                    -------------------------------------
                                    Arthur F. Dignam

                                    ______________________________
                                    Raymond S. Ingleby

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ALEX. BROWN & SONS INCORPORATED
FURMAN SELZ LLC
SCHRODER WERTHEIM & CO. INCORPORATED


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By:  ____________________________________________
     Name:
     Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                                  Number of Initial
                                                      Securities
Name of Underwriter                                to Be Purchased
-------------------                               -----------------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated........................
Alex. Brown & Sons Incorporated................
Furman Selz LLC................................
Schroder Wertheim & Co. Incorporated...........



                                                     -----------

   Total.......................................      [1,878,200]
                                                     ===========

                                   SCHEDULE B

                                           Number of          Maximum
                                           Initial          Number of
                                          Securities          Option
                                              to            Securities
                                            Be Sold         to Be Sold
                                          -----------       ----------
Caribiner International, Inc.             [1,750,000]        [81,730]

            SELLING STOCKHOLDERS
   Record Owner        Beneficial Owner
-------------------   -------------------

Mark M. Cohen         Mark M. Cohen          [14,200]             [0]
Arthur F. Dignam      Arthur F. Dignam       [14,000]             [0]
Raymond S. Ingleby    Raymond S. Ingleby    [100,000]       [200,000]
                                          -----------       ---------
                Total                     [1,878,200]       [281,730]
                                          ===========       =========

                                   SCHEDULE C


                    Stockholders, Directors and Officers of
                             the Company Who Have
                               Agreed to Lock-Up
                       Pursuant to Section 1(a)(xxviii)
                           of the Purchase Agreement
                        ------------------------------


Warburg, Pincus Investors, L.P.
Raymond S. Ingleby
Arthur F. Dignam
Mark M. Cohen
Lawrence P. Golen
Errol M. Cook
Bryan D. Langton
Sidney Lapidus
David Libowitz

                                                                       EXHIBIT A

                              [1,878,200] Shares

                         CARIBINER INTERNATIONAL, INC.
                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)


                               PRICING AGREEMENT
                               -----------------


                                                                          [Date]


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ALEX. BROWN & SONS INCORPORATED
FURMAN SELZ LLC
SCHRODER WERTHEIM & CO. INCORPORATED


as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    North Tower
    World Financial Center
    New York, NY  10281-1209

Ladies and Gentlemen:

          Reference is made to the Purchase Agreement, dated ___________________ (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Furman Selz LLC, and Schroder Wertheim & Co. Incorporated are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Initial Securities"), of Caribiner International, Inc. (the "Company").

          Pursuant to Section 2 of the Purchase Agreement, the Company and each Selling Stockholder agrees with each Underwriter as follows:

          1. The initial public offering price per share for the Initial Securities, determined as provided in said Section 2, shall be $______.

          2. The purchase price per share for Initial Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $____ per share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company, Raymond S. Ingleby, Mark M. Cohen and Arthur F. Dignam a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

          Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Purchase Agreement.

                            Very truly yours,

                            CARIBINER INTERNATIONAL, INC.



                            By:  ____________________________
                                 Name:
                                 Title:


                              _________________________________
                              Mark M. Cohen


                              _________________________________
                              Arthur F. Dignam


                              _________________________________
                              Raymond S. Ingleby

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ALEX. BROWN & SONS INCORPORATED
FURMAN SELZ LLC
SCHRODER WERTHEIM & CO. INCORPORATED


By:    MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  _________________________________________
     Name:
     Title:

For themselves and as Representatives of the other Underwriters named in Schedule A to the Purchase Agreement.

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                                                                       EXHIBIT B
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                           [FORM OF COMFORT LETTER]

We have audited the consolidated balance sheets of the Company as of September 30, 1996 and 1995, the consolidated statements of income, shareholder's equity, and cash flows for each of the three years in the period ended September 30, 1996, the balance sheets of TAVS as of December 31, 1995 and September 27, 1996, and the statements of operations and divisional equity and cash flows for the year ended December 31, 1995 and the nine-month period ended September 27, 1996 and the balance sheet of SCH as of March 31, 1996, and the consolidated profit and loss account and cash flow statement for the nine-month period ended March 31, 1996, all included in the Registration Statement (No. 333-18327) on Form S-1 filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto are also included in such Registration Statement as amended as of [date], herein referred to as the "Registration Statement".

In connection with the Registration Statement:

1. We are independent auditors with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

2. In our opinion, the consolidated financial statements of the Company and SCH and the financial statements of TAVS, audited by us and included in the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder.

3. We have not audited, in accordance with generally accepted auditing standards, any consolidated financial statements of the Company as of any date or for any period subsequent to September 30, 1996. The purpose (and therefore the scope) of our audit for the year ended September 30, 1996 was to enable us to express our opinion on the consolidated financial statements at September 30, 1996, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express an opinion on the unaudited consolidated balance sheets as of December 31, 1995 and 1996, and the unaudited consolidated statements of income, stockholders' equity, and cash flows for the three-month periods ended December 31, 1995 and 1996, included in the Registration Statement, or the financial position, results of operations, or cash flows as of any date or for any period subsequent to September 30, 1996.
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4.   For purposes of this letter, we have read the minutes of meetings of the
     Board of Directors and Audit Committee of the Company as set forth in the minute books through [a date not more than five days prior to the date of this agreement] officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein. There were no formal minutes available for any meetings held after [date] and through the date of this letter. With respect to meetings held after [date], we have obtained from the Company a summary of topics discussed at the meetings. We also have carried out other procedures to [a date not more than five days prior to the date of this agreement] as follows (our work did not extend to the period from [a date not more than five days prior to the date of this agreement] to [the date of this agreement], inclusive):

     With respect to the three-month periods ended December 31, 1996 and 1995, we have:

     (1) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet as of December 31, 1996, and the unaudited consolidated statements of income, stockholders' equity and cash flows for the three-month periods ended December 31, 1995 and 1996 included in the Registration Statement.

     (2) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 4.(1) above comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations.

     The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

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     (1)  Any material modifications should be made to the unaudited consolidated financial statements described in 4.(1) above, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

     (2) The unaudited consolidated financial statements described in 4.(1) above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

6. Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to December 31, 1996 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after December 31, 1996, have, of necessity, been even more limited than those with respect to the periods referred to in 4.(1) above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (i) at [a date not more than 2 days prior to the date of this agreement] there was nay change in the capital stock, increase in consolidated long-term debt of the Company, or any decrease in working capital or stockholders' equity as compared with the amounts shown on the December 31, 1996 unaudited consolidated balance sheet included in the Registration Statement or (ii) during the period from January 1, 1997 to [a date not more than 2 days prior to the date of this agreement], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, net income or net income available to common stockholders of the Company. On the basis of these inquiries, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

7.   At your request, we have:

     (1) Read the unaudited pro forma consolidated balance sheet as of December 31, 1996, and the unaudited pro forma condensed consolidated statements of income for the year ended September 30, 1996, and the three-month period ended December 31, 1996, included in the Registration Statement.

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     (2)  Inquired of certain officials of the Company and of SCH and TAVS who have responsibility for financial and accounting matters about:

          (i) The basis for their determination of the pro forma adjustments, and

         (ii) Whether the unaudited pro forma condensed consolidated financial statements referred to in 7(1) comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X.

     (3) Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

     The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

8. Nothing came to our attention as a result of the procedures specified in paragraph 7, however, that caused us to believe that the unaudited pro forma condensed consolidated financial statements referred to in 7(1) included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the pro forma condensed consolidated financial statements, other matters might have come to our attention that would have been reported to you.

9. At your request, we have also performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found

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     such items to be in agreement with, the accounting and financial records of the Company.

     We compared the executive compensation information and the information included under the heading "Executive Compensation" and "Selected Financial Data" with the requirements of Item 402 and Item 301, respectively, of Regulation S-K. We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 402 and Item 301 of Regulation S-K. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 402 and Item 301, respectively, of Regulation S-K. Also, we make no legal representations as to questions of legal interpretation regarding the completeness or appropriateness of the Company's determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

10. Our audits of the consolidated financial statements of the Company for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other periods, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts, amounts, percentages, or summaries of selected transactions such as those enumerated in the Registration Statement attached hereto and referred to in 9 above and, accordingly, we do not express an opinion thereon.

11. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures referred to in 9 above; also, such procedures would not necessarily reveal any material misstatement of the information identified in 9 above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement, and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

12. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of
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     the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that a reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

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